MASTER LICENSE AGREEMENT

This Master License Agreement (“Agreement”) is made and entered into__12/20/00_________ (“Effective Date”) by and between Virage Logic Corporation (“Virage Logic”), a Delaware corporation, with offices at 46501 Landing Parkway, Fremont, California 94538, and Wintegra, Inc. and its wholly owned subsidiary Wintegra Ltd. Wintegra Inc. is a Delaware corporation, with offices at 7000 N. MoPac Expressway, Ste 200, Austin, Texas 78731 and Wintegra Ltd. is an Israel corporation with offices at Taya Center 9 Hata’asia St., Ra’anana Industrial Park, 43654 Israel, P.O.B. 3048. Collectively, Wintegra, Inc. and Wintegra Ltd. are known as “Licensee”.

This Agreement is a master license agreement that will govern the license of certain Virage Logic software products and other technology by Virage Logic to Licensee. Licensed Materials will be listed in schedule(s) (“Program Schedule(s)”), that may be added hereto from time to time upon mutual execution of such Program Schedule(s).

1.  DEFINITIONS.

1.1  “Compiler” means each Virage Logic development tool listed in a Program Schedule, which tool consists of: (i) object code versions of a set of executable software program(s), (ii) libraries containing design elements of memory cell arrays and control logic, and (iii) all related documentation. Each Compiler includes any and all updates, replacements and enhancements thereto that Virage Logic delivers to the Licensee.

1.2  “Instance(s)” means designs of discrete integrated circuit memory cell arrays and corresponding control logic, which are either generated for Licensee by Virage Logic and described in a Program Schedule, or are generated by Licensee through the use of a Compiler licensed hereunder. Instances may be expressed in GDSII, hardware definition languages, or other formats. Each Instance includes all documentation related to the design and any and all updates, replacements and enhancements thereto that Virage Logic delivers to the Licensee.

1.3  “Licensed Material(s)” means, collectively, the Compiler(s) licensed hereunder and any Instance(s) generated by Licensee on any Compiler licensed hereunder or generated for Licensee by Virage Logic.

1.4  “Intellectual Property Rights” means patent rights (including patent applications and disclosures), rights of priority, mask work rights, copyrights, moral rights, trade secrets, know-how and any other intellectual property rights recognized in any country or jurisdiction of the world; exclusive of trademarks, trade names, logos, service marks, and other designations of source.

2.  LICENSE GRANTS.

2.1  License Grants. Virage Logic hereby grants to Licensee, subject to the terms and conditions of this Agreement and the restrictions set forth in the pertinent Program Schedule(s), a non-exclusive, non-transferable, fee-bearing license to:

(a)  use each Compiler licensed hereunder to create Instances;

(b)  use and reproduce Instances licensed hereunder (whether generated by Licensee or by Virage Logic on Licensee’s behalf) solely to design and develop Licensee’s integrated circuits; and

(c)  distribute such Instances solely: (i) in GDSII data format to the semiconductor manufacturer set forth for the relevant Compiler or Instance in the pertinent Program Schedule(s) and solely for the purpose of enabling such manufacturer to manufacture integrated circuits for Licensee, and (ii) as incorporated into physical implementations of Licensee’s integrated circuits as reduced to silicon.

2.2  Limitations on Licenses.

(a)  Licensee may use Compilers and Instances, subject to any and all restrictions set forth in the pertinent Program Schedule(s), only for the applications and processes set forth for those Compilers and Instances in the pertinent Program Schedule(s).

(b)  Licensee has no right to transfer, sublicense, or otherwise distribute Licensed Materials except as expressly set forth in this Agreement and the pertinent Program Schedule(s), and without limiting the generality of the foregoing, information (including, but not limited to GDSII data) that reflects any element of Compilers or Instances may be provided only to the semiconductor manufacturer set forth for the relevant Compilers or Instances in the pertinent Program Schedule(s) and solely for the purpose of enabling such manufacturer to manufacture integrated circuits for Licensee.

(c)  Licensee will not: (i) copy or otherwise reproduce any Licensed Materials, in whole or in part, except as expressly authorized by this Agreement and the pertinent Program Schedule(s) or to make reasonable numbers of back-up copies; or (ii) use the Licensed Materials in any manner to provide services to third parties, including, but not limited to, integrated circuit design services.

(d)  Licensee’s rights in the Licensed Materials will be limited to those expressly granted in this Agreement and pertinent Program Schedule(s), and Virage Logic reserves all rights and licenses not expressly granted to Licensee in this Agreement

3.  PROPRIETARY RIGHTS.

(a)  The Licensed Materials are and will remain the sole and exclusive property of Virage Logic and its suppliers, if any, whether the Licensed Materials are separate or combined with any other products. Virage Logic’s rights under this subsection (a) will include, but not be limited to, all copies of the Licensed Materials, in whole and in part; and all Intellectual Property Rights in the Licensed Materials.

(b)  Licensee will not delete or in any manner alter the Intellectual Property Rights notices of Virage Logic and its suppliers, if any, appearing on the Licensed Materials as delivered to Licensee. As a condition of the license rights granted to Licensee in this Agreement, Licensee will reproduce and display such notices on each copy it makes of any Licensed Material.

(c)  Nothing in this Agreement grants Licensee any rights in or to use any of Virage Logic’s trademarks, tradenames, service marks, and/or service names.

4.  PAYMENT; TAXES.

Licensee will pay Virage Logic the license fee(s) and royalty fee(s) as set forth in the pertinent Program Schedule(s) in accordance with the terms of such Program Schedule(s). Payments made under this Agreement after their due date will incur interest at a rate equal to 1.5% per month or the highest rate permitted by applicable law, whichever is lower. All license fees and other charges stated herein are exclusive of any sales, use, value-added, or other federal, state or local taxes (excluding taxes based on Virage Logic’s net income) and Licensee agrees to pay such taxes.

5.  CONFIDENTIALITY.

5.1  Confidential Information. “Confidential Information” means: (i) the Licensed Materials; and (ii) any business or technical information of Virage Logic or Licensee, that is designated by the discloser as “confidential” or “proprietary” and, if orally or visually disclosed, summarized in writing by the discloser and transmitted to the recipient within thirty (30) days of such disclosure.

5.2  Exclusions. Confidential Information shall not include information that the recipient can document: (i) is or becomes generally known or available by publication, commercial use or otherwise through no fault of the recipient; (ii) is known to the recipient at the time of disclosure without violation of any confidentiality restriction and without any restriction on the receiving party’s further use or disclosure; (iii) is independently developed by the recipient; (iv) was received from a third party rightfully in possession of such information without an obligation of confidentiality; (v) is permitted for release or disclosure to any third party by the written prior consent of the discloser, or (vi) is intentionally furnished to a third party by the discloser without imposing confidentiality restrictions on such third party.

5.3  Use and Disclosure Restrictions. For a term of three (3) years from the last disclosure of Confidential Information, each party will refrain from using the other party’s Confidential Information except as permitted herein, and will use the same level of care, but in any event will not use less than reasonable care, to prevent disclosure of the other party’s Confidential Information that it uses with its own information of similar sensitivity and importance. However, each party may disclose Confidential Information of the other party: (i) pursuant to the order or requirement of a court, administrative agency, or other governmental body, provided that the disclosing party gives reasonable notice to the other party to contest such order or requirement; and (ii) on a confidential basis to legal or financial advisors. Notwithstanding anything herein, Licensee will not allow any individual who is an employee or agent of a direct competitor of Virage Logic to have access to the Licensed Materials or Virage Logic’s Confidential Information.

5.4  No Reverse Engineering. Licensee acknowledges and agrees that the Licensed Materials contain trade secrets and other proprietary information of Virage Logic. In order to protect those trade secrets and other proprietary information, Licensee agrees that, except as expressly permitted under applicable law, it will not reverse engineer, disassemble, or otherwise attempt to derive the source code form of the Licensed Materials.

6.  WARRANTY.

6.1  Power and Authority. Each party warrants to the other that it has sufficient corporate power and authority to enter into this Agreement and to grant to the other all licenses and rights that it grants under this Agreement

6.2  Term of Warranty. Virage Logic warrants, for a period of ninety (90) days from the date Virage Logic delivers the Licensed Materials to Licensee, that the Licensed Materials will substantially conform to the functional specifications of the Licensed Materials provided to Licensee by Virage Logic. The foregoing warranty does not apply to any element of the Licensed Materials that has been modified, combined with other products or used improperly.

6.3  Sole and Exclusive Remedy. FOR ANY BREACH OF THE WARRANTY CONTAINED IN SECTION 6.2, LICENSEE’S SOLE AND EXCLUSIVE REMEDY WILL BE THAT VIRAGE LOGIC WILL, AT VIRAGE LOGIC’S OPTION, EITHER REPLACE OR CORRECT THE DEFECTIVE PORTION OF THE LICENSED MATERIALS WITHIN THIRTY (30) DAYS OF BEING INFORMED OF THE BREACH OF WARRANTY.

6.4  Disclaimer of Other Warranties. THE WARRANTIES IN THIS SECTION ARE IN LIEU OF ALL OTHER WARRANTIES, EXPRESS AND IMPLIED, INCLUDING BUT NOT LIMITED TO ANY IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, AND NONINFRINGEMENT. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, VIRAGE LOGIC DOES NOT WARRANT THAT THE LICENSED MATERIALS WILL MEET LICENSEE’S REQUIREMENTS, THAT THE LICENSED MATERIALS WILL OPERATE IN THE COMBINATIONS THAT LICENSEE MAY SELECT OR USE, THAT THE OPERATION OF THE LICENSED MATERIALS WILL BE UNINTERRUPTED OR ERROR FREE, OR THAT ALL ERRORS IN THE LICENSED MATERIALS WILL BE CORRECTED.

7.  INDEMNITIES.

7.1  Licensee. Subject to the terms of Section 7.2, Licensee agrees to indemnify Virage Logic against any third party claims against Virage Logic for loss, damage, liability, or expense (including but not limited to attorneys’ fees) arising out of any acts or omissions of Licensee in connection with Licensee’s activities under this Agreement

7.2  Infringement Indemnity.

(a)  Duty to Indemnify and Defend. Virage Logic will indemnify Licensee against, and will defend or settle at Virage Logic’s own expense, subject to the limitations set forth in Section 9 of this Agreement, any action or other proceeding brought against Licensee to the extent that it is based on a claim that Virage Logic has knowingly infringed a registered copyright or U.S. patent issued as of the Effective Date, or that Virage Logic has knowingly incorporated any misappropriated trade secret in the Licensed Materials. Virage Logic will pay costs, damages, and expenses (including reasonable attorneys’ fees) finally awarded against Licensee, subject to the limitations set forth in Section 9 of this Agreement, in any such action or proceeding attributable to any such claim. Virage Logic will have no obligation under this Section as to any action, proceeding, or claim unless: (i) Virage Logic is notified of it promptly; (ii) Virage Logic has sole control of its defense and settlement; and (iii) Licensee provides Virage Logic with reasonable assistance in its defense and settlement

(b)  Injunctions. If Licensee’s use of any Licensed Materials under the terms of this Agreement is, or in Virage Logic’s opinion is likely to be, enjoined due to the type of infringement or misappropriation specified in subsection (a) above, then Virage Logic shall, at its sole option and expense, either: (i) procure for Licensee the right to continue using such Licensed Materials under the terms of this Agreement; or (ii) replace or modify such Licensed Materials so that they are noninfringing and substantially equivalent in function to the enjoined Licensed Materials.

(c)  Sole Remedy. THE FOREGOING ARE VIRAGE LOGIC’S SOLE AND EXCLUSIVE OBLIGATIONS, AND LICENSEE’S SOLE AND EXCLUSIVE REMEDIES, WITH RESPECT TO INFRINGEMENT OR MISAPPROPRIATION OF INTELLECTUAL PROPERTY RIGHTS.

(d)  Exclusions. Virage Logic will have no obligations under this Section 7.2 with respect to infringement or misappropriation arising from: (i) modifications to the Licensed Materials by any party other than Virage Logic, (ii) Licensed Material specifications requested by Licensee, (iii) any Instances generated by Licensee except to the extent such infringement or misappropriation existed in the Licensed Materials as provided to Licensee, or (iv) the use of the Licensed Materials in combination with products or technology not provided by Virage Logic.

8.  TERM AND TERMINATION.

8.1  Term. The term of this Agreement will begin on the Effective Date and will continue, unless terminated earlier in accordance with the provisions of Section 8.2 below, for the period specified in the pertinent Program Schedule(s) for the Licensed Materials solely for the applications and processes specified therein.

8.2  Events of Termination.

(a)  Either party will have the right to terminate this Agreement if: (i) the other party breaches any material term or condition of this Agreement and fails to cure such breach within thirty (30) days after written notice; (ii) the other party becomes the subject of a voluntary petition in bankruptcy or any voluntary proceeding relating to insolvency, receivership, liquidation, or composition for the benefit of creditors; or (iii) the other party becomes the subject of an involuntary petition in bankruptcy or any involuntary proceeding relating to insolvency, receivership, liquidation, or composition for the benefit of creditors, if such petition or proceeding is not dismissed within sixty (60) days of filing.

(b)  Virage Logic will have the right to terminate this Agreement if Licensee acquires, consolidates or merges with a direct competitor of Virage Logic. For the purposes of this Agreement, a direct competitor of Virage Logic is any person or entity engaged in the commercial sale or license of Compilers and/or Instances as defined in Sections 1.1 and 1.2 of this Agreement respectively.

8.3  Effect of Termination. Upon termination or expiration of this Agreement, Licensee will immediately return to Virage Logic or (at Virage Logic’s request) destroy all copies of the Licensed Materials and other Confidential Information in its possession or control, and an officer of Licensee will certify to Virage Logic in writing that Licensee has done so. Provided that Virage Logic did not terminate this Agreement for Licensee’s breach or for the event specified in Section 8.2 (b) above, Licensee will have the right to continue to use the Licensed Materials, subject to the terms of Section 2.1 and the restrictions of the pertinent Program Schedule(s), for which Licensee has paid the license fees as of the effective date of the termination.

8.4  No Damages for Termination. Neither party will be liable to the other on account of termination or expiration of this Agreement for reimbursement or damages for the loss of goodwill, prospective profits or anticipated income, or on account of any expenditures, investments, leases or commitments made by either party or for any other reason whatsoever based upon or growing out of such termination or expiration.

8.5  Nonexclusive Remedy. The exercise by either party of any remedy under this Agreement will be without prejudice to its other remedies under this Agreement or otherwise.

8.6  Survival. The rights and obligations of the parties contained in Sections 2.2, 3, 4, 5, 7, 8.3, 8.4, 8.5, 9, and 10 will survive the termination or expiration of this Agreement.

9.  LIMITATIONS OF LIABILITY.

9.1  Limitations.

(a)  IN NO EVENT WILL VIRAGE LOGIC BE LIABLE TO LICENSEE FOR ANY SPECIAL, INCIDENTAL, OR CONSEQUENTIAL DAMAGES, WHETHER BASED ON BREACH OF CONTRACT, TORT (INCLUDING NEGLIGENCE), PRODUCT LIABILITY, INFRINGEMENT OF INTELLECTUAL PROPERTY RIGHTS OR OTHERWISE, AND WHETHER OR NOT VIRAGE LOGIC HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGE.

(b)  VIRAGE LOGIC’S TOTAL LIABILITY TO LICENSEE UNDER THIS AGREEMENT WILL BE LIMITED TO THE PAYMENTS RECEIVED BY VIRAGE LOGIC FROM LICENSEE UNDER THIS AGREEMENT.

9.2  Failure of Essential Purpose. The parties have agreed that the limitations specified in this Section 9 will survive and apply even if any limited remedy specified in this Agreement is found to have failed of its essential purpose.

10.  GENERAL.

10.1  Compliance with Law. Each party agrees to comply with all applicable laws, rules, and regulations in connection with its activities under this Agreement. Each party shall comply with all applicable international, national, state, regional and local laws and regulations in connection with its activities under this Agreement. Without limiting the foregoing, Licensee acknowledges that all Licensed Materials, including documentation and other Virage Logic technical data, may be subject to export controls imposed by the U.S. Export Administration Act of 1979, as amended (the “Act”), and the regulations promulgated thereunder. Licensee shall not export or re-export (directly or indirectly) any Licensed Materials or other Virage Logic technical data therefor without complying with the Act and the regulations thereunder.

10.2  Publicity. Virage Logic may include Licensee’s name in Virage Logic’s customer list. Virage Logic may also use Licensee’s name in Virage Logic promotional literature and marketing materials, provided that Virage Logic will obtain Licensee’s prior approval, such approval not to be unreasonably withheld or delayed. Virage Logic and Licensee shall jointly announce the existence of their relationship and of this Agreement through a joint press release at a date that is mutually agreeable to both parties. The text of the joint press release shall be mutually agreed upon by Virage Logic and Licensee.

10.3  Assignment. This Agreement will bind and inure to the benefit of each party’s permitted successors and assigns. Licensee may not assign this Agreement either voluntarily, by merger, by operation of law or otherwise in whole or in part, without Virage Logic’s written consent, which consent will not be unreasonably withheld. Any attempt to assign this Agreement without such consent will be null and void. Should it be necessary for this Agreement to be assigned to a third party in connection with that party’s acquisition of Virage Logic, Licensee hereby agrees in advance to the assignment

10.4  Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of California without regard to its conflict of law principles and applicable to agreements entered into, and to be performed entirely, within California between California residents. Any suit hereunder will be brought solely in the federal or state courts in the Northern District of California and Licensee hereby submits to the personal jurisdiction thereof.

10.5  Injunctive Relief. Licensee acknowledges that the Licensed Materials contain and embody trade secrets and other intellectual property of Virage Logic, the disclosure or unauthorized use of which would cause substantial harm to Virage Logic that could not be remedied by the payment of damages alone. Accordingly, Virage Logic will be entitled to preliminary and permanent injunctive relief and other equitable relief for any breach of Licensee’s obligations of confidentiality or use of Licensed Materials not in accordance with this Agreement

10.6  Severability. If any provision of this Agreement is found invalid or unenforceable, that provision will be enforced to the maximum extent permissible, and the other provisions of this Agreement will remain in force.

10.7  Force Majeure. Except for payments due under this Agreement neither party will be responsible for any failure to perform due to causes beyond its reasonable control (each a “Force Majeure”), including, but not limited to, acts of God, war, riot embargoes, acts of civil or military authorities, denial of or delays in processing of export license applications, fire, floods, earthquakes, accidents, strikes, or fuel crises, provided that such party gives prompt written notice thereof to the other party. The time for performance will be extended for a period equal to the duration of the Force Majeure, but in no event longer than ninety (90) days.

10.8  Notices. All notices under this Agreement will be deemed given when delivered personally, sent by confirmed facsimile transmission, or sent by certified or registered U.S. mail or nationally-recognized express courier, return receipt requested, to the address shown below or as may otherwise be specified by either party to the other in accordance with this Section.

10.9  Independent Contractors. The parties to this Agreement are independent contractors. There is no relationship of partnership, joint venture, employment, franchise, or agency between the parties. Neither party will have the power to bind the other or incur obligations on the other’s behalf without the other’s prior written consent

10.10  Waiver. No failure of either party to exercise or enforce any of its rights under this Agreement will act as a waiver of such rights.

10.11  Entire Agreement. This Agreement and its Program Schedule(s), attachments, and exhibits are the complete and exclusive agreement between the parties with respect to the subject matter hereof, superseding and replacing any and all prior agreements, communications, and understandings (both written and oral) regarding such subject matter. This Agreement may only be modified, or any rights under it waived, by a written document expressly referring to an amendment of this Agreement and executed by both parties.

10.12  Counterparts. This Agreement may be signed in one or more counterparts, each of which will be deemed to be an original and all of which when taken together will constitute the same agreement. If this Agreement is executed in counterparts, no signatory hereto shall be bound until both Parties named below have duly executed or caused to be duly executed a counterpart of this Agreement. Any copy of this Agreement made by reliable means is considered an original.

10.13  Order of Precedence. Where in conflict, the terms of the pertinent Program Schedule shall take precedence over the terms of this Agreement.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly-authorized representatives as of the Effective Date.

Licensee: Wintegra, Inc.	Virage Logic Corporation
By: /s/ Kobi Ben-Zvi	By: /s/ Adam Kablanian
Name: KobiBen-Zvi	Name: Adam Kablanian
Title: President and CEO	Title: President and CEO
Address: 7000 N. MoPac Expressway, Ste 200	Address: 46501 Landing Parkway
Austin, TX 78731	Fremont, California 94538
Facsimile: 512/514-6955	Facsimile: 510-360-8099

The following exhibit is hereby incorporated into this Agreement in its entirety:

EXHIBIT A — ELECTRONIC DELIVERY

EXHIBIT A
ELECTRONIC DELIVERY

This Section sets forth the terms and conditions under which Virage Logic will electronically deliver the “Electronic Deliverables” to the Licensee. Virage Logic and Licensee agree as follows:

1.  Definitions

1.1  “Electronic Deliverables” shall mean the Licensed Materials and any other Virage Logic Products to be delivered to the Licensee which are specified in the Delivery Section of the pertinent Program Schedule as having Electronic Delivery.

“Documentation” shall mean any and all information provided by Virage Logic to Licensee describing the Electronic Deliverables, the operation of the Electronic Deliverables, and any matters relating to the use of the Electronic Deliverables.

“License Key(s)” shall mean a document in electronic format provided by Virage Logic to the Licensee which reflects the applicable Licensee purchase order and lists: (i) the Licensed Materials, including version number and quantity, licensed to the Licensee under the Software License Agreement, (ii) the key server(s) (i.e. the server that hosts the license key file) and software required to implement the key server function, and (iii) the codes which Virage Logic provides to initialize use of the key server(s).

“Product Updates” shall have the meaning set forth in the Maintenance and Support Services section of the pertinent Program Schedule.

“FTP Server” shall mean the File Transfer Protocol server to be accessed by the Licensee through the Internet for the delivery of Electronic Deliverables.

 2. Delivery

Upon the acceptance of an order by Virage Logic and satisfaction of all Virage Logic prerequisites prior to delivery as stated on the Quote referenced in the pertinent Program Schedule, Virage Logic will electronically deliver to the Licensee by making the Electronic Deliverables specified in the pertinent Program Schedule, including any and all related Documentation, and the License Key(s) available on the FTP Server or via Electronic mail (E-Mail) to the E-Mail addresses identified in the pertinent Program Schedule.

2.2 Virage Logic will electronically notify the Licensee’s designated Key Contact or Site Administrator specified in the pertinent Program Schedule that the Licensee’s order has been fulfilled and that the Electronic Deliverables are available on the FTP Server or via E-mail. Such electronic notification of the availability of the Electronic Deliverables shall constitute the shipment of goods to Licensee and Licensee’s receipt of such goods so long as electronic pickup is actually available to Licensee. Should electronic notification not be possible for technical reasons, facsimile or telephone notification will be made to the phone numbers identified in Section 5 below and such notification shall have the same force and effect as electronic notification.

2.3 Licensee shall be responsible for obtaining access to the Internet and retrieving the fulfilled order from the FTP Server or E-Mail. Licensee acknowledges that Internet connections and hardware capabilities specified in this Program Schedule are necessary to complete the electronic delivery. Licensee accepts the risk that electronic delivery may be slow and time-consuming for the Licensee depending upon network traffic and reliability.

Licensee acknowledges and agrees that Virage Logic will only deliver the Electronic Deliverables electronically and shall not deliver in any tangible medium, including but not limited to, CD-ROM, tape, or paper.

Any Product Updates to the Electronic Deliverables to be provided to the Licensee in accordance with any support services obligations and/or maintenance agreement between Virage Logic and the Licensee, whether or not a part of the pertinent Program Schedule or the Software License Agreement, shall also be delivered electronically in the manner described above.

Licensee may unilaterally change the individuals identified for delivery and notification in the pertinent Program Schedule by providing a signed writing to Virage Logic not less than one (1) week prior to any scheduled delivery.

 3. Payment

Licensee agrees that upon availability of the Electronic Deliverables in the pertinent Program Schedule on the FTP Server or E-Mail, Virage Logic has fulfilled its obligation to deliver and any applicable payments shall be due and payable to Virage Logic in accordance with the payment terms set forth in the Agreement and the pertinent Program Schedule.

 4. Taxes

4.1 Virage Logic and Licensee anticipate that the electronic delivery of the Electronic Deliverables shall not be subject to a sales tax. In the event a sales tax is assessed, Licensee shall pay, indemnify, and hold Virage Logic harmless from such tax, including but not limited to any sales, use, excise, import, export, value added, or other tax resulting from the license or use of the Electronic Deliverables not based on Virage Logic’s net income.

The taxes Licensee may pay pursuant to this section are in addition to any other payment due under the pertinent Program Schedule or the Agreement. Licensee’s obligation to pay taxes shall survive the termination or expiration of pertinent Program Schedule or the Agreement

PROGRAM SCHEDULE

Program Schedule No. DCW1011-2, effective as of the last signature hereto, (the “Program Schedule Effective Date”) to the Master License Agreement (“Master License”) dated as of the last signature hereto between Virage Logic Corporation (“Virage Logic”) and Wintegra, Inc. and its wholly owned subsidiary Wintegra Ltd. (“Licensee”).

LICENSEE:	Virage Logic Corp.

Address for Notices:	Address for Notices:
Wintegra, Inc	Virage Logic Corporation
7000 N. MoPac Expressway, Ste 200	46501 Landing Parkway
Austin, TX 78731	Fremont, CA 94538

Attn: Kobi Ben-Zvi (512)514-6155	Attn: Vin Ratford (510) 360-8015

	Process
Silicon Manufacturer	Micron	LM	Voltage
Taiwan Semiconductor	0.18u	3,4,5,6	1.8

Designated Hardware System
Licensed Materials	Lic. Type	Mfg.	Model	Noce ID #
Custom-Touch Memory Instance per SOW# 120400CRAIG1.0, Attachment A, Spec # WIN- [†], TSMC .18u standard process	N/A	Sun	Solaris	N/A
Custom-Touch Memory Instance per SOW# 120400CRAIG1.0, Attachment B, Spec # [†] TSMC .18u standard process	N/A	Sun	Solaris	N/A
Single Project, Custom-Touch Memory Instances, 28 configurations or less of ASAP High Density family including 1P-SRAM, DP-SRAM, 2p RF, via-ROM, Sync, 0.18u TSMC standard process (Delivery: 1 week ARO), includes re-spins of same chip, no derivatives.
	N/A	Sun	Solaris	N/A
Custom-Touch Memory Compiler, front-ends only (no GDS) [†] 0.18u TSMC standard process (Delivery: 2 weeks ARO)	floating site license	Sun	Solaris	N/A
Custom-Touch Memory Compiler, front-ends only (no GDS) [†] 0.18u TSMC standard process (Delivery: 2 weeks ARO)	floating site license	Sun	Solaris	N/A
Custom-Touch Memory Compiler, front-ends only (no GDS) [†] 0.18u TSMC standard process (Delivery: 2 weeks ARO)	floating site license	Sun	Solaris	N/A

[†] Information redacted pursuant to a confidential treatment request by Wintegra, Inc. under 17 CFR §§ 200.80(b)(4) and 230.406 and submitted separately with the Securities and Exchange Commission.

Designated Site(s):
(a) Design: All Licensee sites.
(b) Manufacturing: All TSMC manufacturing locations.

Term of License:
(a) Custom Instances (High-Speed) — Limited to one project, re-spins of same chip while under maintenance, no derivatives, TSMC .18u process only
(b) Single Project Instances (ASAP High Density) — Limited to one project, re-spins of same chip while under maintenance, no derivatives, TSMC .18u process only.
(c) 6 months from date of shipment

Reference Quotation: DCW1011-02

License Fee:
(a)	[†]	[†]
(b)	[†]	[†]
(c)	[†]	[†]
(d)	[†]	[†]

Royalty Fee:
(a)	[†]	[†]
(b)	[†]	[†]
(c)	[†]	[†]

[†]	Information redacted pursuant to a confidential treatment request by Wintegra, Inc. under 17 CFR §§ 200.80(b)(4) and 230.406 and submitted separately with the Securities and Exchange Commission.

Annual Maintenance Fee:
(a)	[†]	[†]
(b)	[†]	[†]
(c)	[†]	[†]

Payment Terms: The following invoicing schedule shall apply.
(a)	Delivery of front-end views and GDS for Single Project configurations	[†]
(b)	Delivery of front-end views for Custom Instances	[†]
(c)	Delivery of GDS for Custom Instances	[†]

Payment (a) above is due per the terms of the Master License Agreement. Payments (b) and (c) above are due per the terms of the Master License Agreement except that the payment due date will be extended to ninety (90) days.

[†] Information redacted pursuant to a confidential treatment request by Wintegra, Inc. under 17 CFR §§ 200.80(b)(4) and 230.406 and submitted separately with the Securities and Exchange Commission.

Delivery: FOB Fremont, CA. Electronic (FTP or Electronic Mail) delivery is preferred delivery method. Deliveries required under this Program Schedule shall be made in accordance with the schedule set forth below. All deliveries to be made electronically are subject to the terms of Electronic Delivery specified in Exhibit A of the Agreement

Deliverables		Delivery Method	Delivery State	Delivery Date
No. 1	Front-end views for Single Project Instances (as front-end compilers or individual configurations)	Electronic Delivery	Texas	1 week ARO
No. 2	GDS views for Single Project Instances	Electronic Delivery	Texas	1 week ARO
No. 3	Preliminary Front-end views for Custom Instances	Electronic Delivery	Texas	6 weeks ARO
No. 4	Final GDS for Custom Instances	Electronic Delivery	Texas	10 weeks ARO

Delivery Notification: All delivery and notification for the Electronic Deliverables under this Program Schedule shall be made to the following Key Contact or Site Administrator:
Name: Trey Oprendek E-Mail: treyo@wintegra.com Telephone: 512/514-6155 Facsimile: (512) 514-6955

As a courtesy to the Licensee, Virage Logic shall notify the following individuals that the Electronic Deliverables were made available to the Key Contact or Site Administrator for pickup. Failure to provide notification under this Section 5.2 does not constitute a lack of shipment of goods on the part of Virage Logic and receipt of such goods on the part of the Licensee.
Name: Nahum Rozen E-Mail: nahum@wintegra.co.il Telephone: 972-9-743-9998 Facsimile: 972-9-743-9992	Name: Ricardo Berger E-Mail: ricardo@wintegra.co.il Telephone: 972-9-743-9998 Facsimile: 972-9-743-9992
Name: Yoram Yelvin E-Mail: yoram@wintegra.co.il Telephone: 972-9-743-9998 Facsimile: 972-9-743-9992	Name: Kobi Ben-Zvi E-Mail: kobi@wintegra.com Telephone: 512/514-6155 Facsimile: 972-9-743-9992

Maintenance and Support Services: For a period of one (1) year following the Effective Date, Virage Logic will provide Licensee, or permitted assignee, with Product Updates and Telephone Support. For purposes of this Section, the term “Product Updates” means all functional and/or feature improvements to the Licensed Materials listed in this Program Schedule or the attached Purchase Order that result in the release of a new version thereof, and all bug fixes, error corrections, and performance enhancements developed by Virage Logic for such Licensed Materials. For purposes of this Section, the term “Telephone Support” means technical support via telephone by qualified personnel during normal business hours concerning the installation and use of the Licensed Materials listed in this Program Schedule or the attached Purchase Order.

Master License: This Program Schedule is issued pursuant to the Master License identified above. All of the terms, conditions, representations and warrants of the Master License are incorporated and made a part of this Program Schedule. This Program Schedule constitutes a separate License with respect to the Licensed Program(s) and Licensed Material(s) described herein. By the execution and delivery of this Program Schedule, the parties hereby reaffirm all of the terms, conditions, representations and warranties of the Master License except as modified herein.

Wintegra, Inc.	Virage Logic Corporation
(Licensee)

Signature: /s/ Kobi Ben-Zvi	Signature: /s/ Adam Kablanian
Name: Kobi Ben-Zvi	Name: Adam Kablanian
Title: President/CEO	Title: President/CEO
Date: 12/20/2000	Date:__________________________________

PROGRAM SCHEDULE

Program Schedule No. 001 dated as of 14 May 2003 (the “Effective Date of this Program Schedule”) to the Master License Agreement (“Master License”) dated as of 20 December 2000, between Wintegra Ltd. (“Licensee”) and Virage Logic Corporation (“Virage Logic”).

Address for Notices:

Licensee:	Virage Logic Corporation
Wintegra Ltd	47100 Bayside Parkway
Taya Center	Fremont, California 94538 USA
6 Hamasger St.
Ra’anana Industrial Park 43653
Attn: Kobi Ben-Zvi	Attn: Paul Brady

Semiconductor Manufacturer		Process
		Micron	Variation	Voltage
TSMC		0.18um	—	—
Licensed Materials
Item	Name	Part Number	License Type	Description
1	Addition of Two (2) TSMC 0.18 HD instances to Licensee's existing Medium Project. For use on WinPath Rev B only.	Ts18u-gss-xpxx-as-dxx-000-s Rev A	Project	N/A

Designated Site(s): Ra’anana Industrial Park, Israel and other Licensee sites

Term and Type of License: Perpetual, single process for 0.18um Process. Project License, a project is a specific set of memory configuration(s) determined by the Licensee that is used on a specific Licensee mask set for purposes of manufacturing a specific semiconductor device. A memory configuration is an instance that is generated by a memory compiler with a specific number of words (addresses), bits, aspect ratio, etc. Projects are manufactured on a licensed technology node and semiconductor manufacturer. A project license allows one or more memory configurations to be used for that specific project only.

License Fees:  Item 1: US$[†]

Maintenance Fees:     Item 1: US$ [†]

The above Maintenance Fees are for the initial one (1) year period of Maintenance and Support Services.

[†] Information redacted pursuant to a confidential treatment request by Wintegra, Inc. under 17 CFR §§ 200.80(b)(4) and 230.406 and submitted separately with the Securities and Exchange Commission.

Maintenance and Support Services for all Licensed Materials: Provided Licensee has ordered and agreed to pay for Maintenance and Support Services, for a period of one (1) year following the Effective Date of this Program Schedule, Virage Logic will provide Licensee, or permitted assignee, with Product Updates, Semiconductor Manufacturer Updates, and Telephone Support, as defined herein. “Product Updates” shall mean all functional and/or feature improvements to the Licensed Materials listed in this Program Schedule or the attached Purchase Order that result in the release of a new version thereof, and all bug fixes, error corrections, and performance enhancements developed by Virage Logic for such Licensed Materials as deemed necessary by Virage Logic. “Semiconductor Manufacturer Updates” shall mean all functional and/or feature improvements to the Licensed Materials listed in this Program Schedule or the attached Purchase Order that result in the release of a new version thereof, and all bug fixes, error corrections, and performance enhancements developed by the Semiconductor Manufacturer for such Licensed Materials as deemed necessary by the Semiconductor Manufacturer. “Telephone Support” shall mean technical support via telephone by qualified personnel during normal business hours concerning the installation and use of the Licensed Materials listed in this Program Schedule or the attached Purchase Order.

Maintenance and Support Services Renewal: Following the initial period of Maintenance, renewal Maintenance and Support Services may be purchased at 15% of the current List Price of the Licensed Materials to be covered by maintenance. Virage Logic is under no obligation to renew expired maintenance or provide Maintenance and Support Services for any Licensed Products for which Licensee has not paid the applicable Maintenance Fees. In the event Virage Logic agrees to renew expired maintenance, Licensee will be charged for the period of time maintenance was lapsed, Maintenance Fees for the next one (1) year period, and a reinstatement fee of 25% of the Maintenance Fees.

Notification of Semiconductor Manufacturer Tape Outs: In the event a Semiconductor Manufacturer is manufacturing integrated circuits for Licensee as authorized by this Program Schedule, Licensee agrees to provide to Virage Logic, no more frequently than quarterly, a report via email addressed to tapeout@viragelogic.com setting forth the project tracking number used by the Semiconductor Manufacturer to identify tape outs using the Licensed Materials authorized by the Master License and this Program Schedule. Licensee agrees to permit the Semiconductor Manufacturer to provide the above information to Virage Logic.

Payment Terms: All payments due net sixty (60) days after Licensee receipt of invoice. No applicable duties or taxes are included.

Physical Tagging Standard Compliance: Licensee acknowledges and agrees that all output generated for Licensee by Virage Logic as described in this Program Schedule, or generated by Licensee through use of any Compiler licensed hereunder contains information that complies with the Virtual Component Identification Physical Tagging Standard (VCID) as maintained by the Virtual Socket Interface Alliance (VSIA). Such information may be expressed in Layer 63 or the specific GDSII layer designated by the VSIA, hardware definition languages, or other formats. Licensee is not authorized to alter or change any such information.

Notification of Intellectual Property Content: Licensee agrees to declare Virage Logic as a licensor of intellectual property embodied in the Licensed Materials that is contained in Licensee’s products as produced by the Semiconductor Manufacturer authorized by this Program Schedule. Licensee agrees to execute such declaration as provided by the Semiconductor Manufacturer to document the content of the Licensed Materials in Licensee’s products.

Delivery: FOB Fremont, CA. Electronic (FTP or Electronic Mail) delivery is preferred delivery method. Deliveries required under this Program Schedule shall be made in accordance with the schedule set forth below. All deliveries to be made electronically are subject to the terms of Electronic Delivery specified in this Program Schedule.

Deliverables
Item	Name	Part Number	Delivery Method	Delivery Country	Delivery Schedule
1	Addition of Two (2) TSMC 0.18 HD instance to Wintegra's existing Medium Project. For use on WinPath Rev B only	Ts18u-gss-xpxx-as-dxx-000-s Rev A	Electronic	Israel	1 week

Master License: This Program Schedule is issued pursuant to the Master License identified above and the terms and conditions of the Master License are incorporated and made a part of this Program Schedule except as modified herein. This Program Schedule constitutes a separate License with respect to the Licensed Material(s) described herein. Capitalized terms used in this Program Schedule shall have the same meaning as defined in the Master License, unless otherwise stated.

IN WITNESS WHEREOF, the parties have caused this Program Schedule to be executed by their duly-authorized representatives as of the Effective Date of this Program Schedule.

Licensee: Wintegra Ltd	Virage Logic Corporation

By: /s/ Kobi Ben-Zvi	By: /s/ Alex Shubat
Name: Kobi Ben-Zvi	Name: Alex Shubat
Title: CEO	Title: VP Engineering & CTO
Address: Taya Center, 6 Hamasger St.	Address: 47100 Bayside Parkway
Ra'anana Industrial Park 43653	Fremont, California 94538
Israel
Facsimile: +972-9-7439992	Facsimile: 510-360-8099

The following attachments are hereby incorporated into this Program Schedule in their entirety:

Attachment 1 - Electronic Transmission Agreement

Attachment 1 to Program Schedule Number 001.

ELECTRONIC TRANSMISSION AGREEMENT

This agreement (“Agreement”) is entered into and effective as of 14 May 2003 (“Effective Date”) by and between Virage Logic Corporation, a Delaware corporation maintaining its principal place of business at 47100 Bayside Parkway, Fremont, California 94538 USA (“Virage Logic”), and Wintegra, Ltd., an Israel corporation maintaining its principal place of business at Tava Center, 6 Hamasger St., Ra’anana, Industrial Park 43653, Israel, (“Licensee”).

This Agreement sets forth the terms and conditions under which Virage Logic will electronically deliver Licensed Materials, Documentation, and License Keys to the Licensee as specified in Program Schedule Number 001 to the Master License Agreement (“Master License”) between Virage Logic and the Licensee dated 20 December 2000.

Virage Logic and Licensee agree as follows:

1.  DEFINITIONS
1.1  “Electronic Deliverables” shall mean the Licensed Materials and any other Virage Logic Products to be delivered to the Licensee which are specified in the Delivery Section of the Program Schedule referenced above as having Electronic Delivery.
1.2  “Documentation” shall mean any and all information provided by Virage Logic to Licensee describing the Electronic Deliverables, the operation of the Electronic Deliverables, and any matters relating to the use of the Electronic Deliverables.
1.3  “License Key(s)” shall mean a document in electronic format provided by Virage Logic to the Licensee which reflects the applicable Licensee purchase order and lists: (i) the Licensed Materials, including version number and quantity, licensed to the Licensee under the Master License, (ii) the Key Server(s) and software required to implement the Key Server function, and (iii) the codes which Virage Logic provides to initialize use of the Key Server(s).
1.4  “Product Updates” shall mean bug fix releases and functional and/or feature improvement releases that are provided to Licensee pursuant to any maintenance agreement between Virage Logic and Licensee.
1.5  “FTP Server” shall mean the File Transfer Protocol server to be accessed by the Licensee through the Internet.

2.  ELECTRONIC DELIVERY
2.1  Upon the acceptance of an order by Virage Logic and satisfaction of all Virage Logic prerequisites prior to delivery, Virage Logic will electronically deliver to the Licensee by making the Electronic Deliverables specified in the Program Schedule, including any related Documentation, and the License Key(s) available on the FTP Server or via Electronic mail (E-Mail) to the E-Mail addresses identified in Section 5 below.
2.2  Virage Logic will electronically notify the Licensee’s designated Key Contact or Site Administrator specified in Section 5 below that the Licensee’s order has been fulfilled and that the Electronic Deliverables are available on the FTP Server or via E-mail. Such electronic notification of the availability of the Electronic Deliverables shall constitute the shipment of goods to Licensee and Licensee’s receipt of such goods so long as electronic pickup is actually available to Licensee. Should electronic notification not be possible for technical reasons, facsimile or telephone notification will be made to the phone numbers identified in Section 5 below and such notification shall have the same force and effect as electronic notification.

2.3  Licensee shall be responsible for obtaining access to the Internet and retrieving the fulfilled order from the FTP Server or E-Mail. Licensee acknowledges that certain Internet connections and hardware capabilities are necessary to complete the electronic delivery. Licensee accepts the risk that electronic delivery may be slow and time-consuming for the Licensee depending upon network traffic and reliability.
2.4  Licensee acknowledges and agrees that Virage Logic will only deliver the Electronic Deliverables electronically and shall not deliver in any tangible medium, including but not limited to, CD-ROM, tape, or paper.
2.5  Any Product Updates to the Electronic Deliverables to be provided to the Licensee in accordance with any maintenance agreement between Virage Logic and the Licensee, whether or not a part of the Program Schedule or Master License referenced herein, shall also be delivered electronically in the manner described above.
2.6  Licensee may unilaterally change the individuals identified for delivery and notification in Section 5 below by providing a signed writing to Virage Logic not less than one (1) week prior to any scheduled delivery.

3.  PAYMENT
Licensee agrees that upon availability of the Electronic Deliverables on the FTP Server or E-Mail, Virage Logic has fulfilled its obligation to deliver and any applicable payments shall be due and payable to Virage Logic in accordance with the payment terms set forth in the Program Schedule and Master License referenced herein.

4.  TAXES
4.1  Virage Logic and Licensee anticipate that the electronic delivery of the Electronic Deliverables shall not be subject to a sales tax. In the event a sales tax is assessed, Licensee shall pay, indemnify, and hold Virage Logic harmless from such tax, including but not limited to any sales, use, excise, import, export, value added, or other tax resulting from the license or use of the Electronic Deliverables not based on Virage Logic’s net income.
4.2  The taxes Licensee may pay pursuant to this section are in addition to any other payment due under the Program Schedule and Master License referenced herein. Licensee’s obligation to pay taxes shall survive the termination or expiration of the Program Schedule and Master License referenced herein.

5.  NOTIFICATION
5.1  Unless noted as an exception in Section 5.3 below, all delivery and notification for the Electronic Deliverables under this Program Schedule shall be made to the following Key Contact or Site Administrator:
Name: Uri Harari E-Mail: urih@wintegra.co.il Telephone: +972-58-740180 Facsimile: +972-9-7406447 Server Hostname: Server Nodeid

Except as modified herein, the Master License is hereby ratified and confirmed and remains in full force and effect. In the event of a conflict between the terms of this Agreement and the Master License, the terms of this Agreement shall govern.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly-authorized representatives as of the Effective Date of this Agreement.

Licensee: Wintegra Ltd	Virage Logic Corporation

By: /s/ Kobi Ben-Zvi	By: /s/ Alex Shubat
Name: Kobi Ben-Zvi	Name: Alex Shubat
Title: CEO	Title: VP Engineering & CTO
Address: 6 Hamasger St.	Address: 47100 Bayside Parkway
Ra'anana Industrial Park 43653	Fremont, California 94538
Israel
Facsimile: +972-9-7439992	Facsimile: 510-360-8099

Attachment 2 - Statement of Work

Statement of Work	Company Confidential

Virage Logic Corporation

Statement of Work

For

Wintegra, Inc.

SOW# 120400CRAIG1.0
Version 1.0
December 19, 2000

Proposal for Customer
All Information is proprietary to Virage Logic, Inc.
Information contained within is also proprietary to Customer

Statement of Work	Company Confidential

STATEMENT OF WORK - Review Page

This document must be reviewed and approved by the following Virage Logic staff:

Account Manager:
Dave Warren
Application Engineer:
Craig Williams
Project Manager:
Rich Roy
Chief Technology Officer:
Alex Shubat
Sales Management:
Roger Bitter
VP Operations:
Raymond Lueng
If there are new software requirements that are required to meet the specs, additional reviews are:
Software Developer Manager
N/A - No software changes

Final approval of this document is by the Chief Technology Officer or VP Operations.

Proposal for Customer
All Information is proprietary to Virage Logic, Inc.
Information contained within is also proprietary to Customer

Statement of Work	Company Confidential

Table of Contents:
TABLE OF CONTENTS		3

1.	Introduction	4
2.	Instance Specifications	4
3.	Customer Deliverables	6
4.	Virage Deliverables	6
5.	Test Chip	7
6.	Foundry Maintenance	7
7.	Warranty	8
8.	Terms and Conditions	8
9.	Schedule	9
10.	Customer Change Orders	9
11.	Reference Documents	10
12.	Attachments	10
13.	Key Contacts	10

ATTACHMENT A: WIN-DP-113000: 0.18UM [†] INSTANCE SPECIFICATION		12

ATTACHMENT B: WIN-SP-113000: 0.18UM [†] INSTANCE SPECIFICATION		13

ATTACHMENT C: CUSTOMER QUESTIONNAIRE		14

ATTACHMENT D: LAYER TRANSLATION TABLE

[†] Information redacted pursuant to a confidential treatment request by Wintegra, Inc. under 17 CFR §§ 200.80(b)(4) and 230.406 and submitted separately with the Securities and Exchange Commission.

Proposal for Customer
All Information is proprietary to Virage Logic, Inc.
Information contained within is also proprietary to Customer

Statement of Work	Company Confidential

1.	Introduction

1.1.
Wintegra is contracting with Virage Logic, Inc. to develop 2 custom high-speed instances for use at nominal (1.8V) operation for the TSMC 0.18 um standard process. These high-speed instances include the following: [†]. Also, Wintegra will purchase additional instances that may be referenced in the customer questionnaire, but are standard products and are therefore explicitly not part of this SOW. All terms for standard products are covered in the Master License Agreement and the pertinent Program Schedule.

2.	Instance Specifications

2.1.	Virage Logic will develop the memory instances for the TSMC 0.18 um logic process.

2.2.
Virage Logic will develop the instances in accordance to the detailed specifications for each instance in Attachment A and Attachment B. An overview of the instances is described below (2.3 and beyond).

2.3.	See Table 2.0 for instance configurations:

Table 2.0 - Instance Configurations

Name	Type	Words	Bits	Frequency	Subword
[†]	[†]	[†]	[†]	[†]	[†]
[†]	[†]	[†]	[†]	[†]	[†]

2.4.	Column Mux configuration should result in the smallest instance that will meet or beat Wintegra's high-speed requirements.

2.5.	Table 2.1 contains specific performance requirements for the high-speed instances.

Proposal for Customer
All Information is proprietary to Virage Logic, Inc.
Information contained within is also proprietary to Customer

[†]	Information redacted pursuant to a confidential treatment request by Wintegra, Inc. under 17 CFR §§ 200.80(b)(4) and 230.406 and submitted separately with the Securities and Exchange Commission.

Statement of Work	Company Confidential

Table 2.1 - Instance Performance Requirements

Name	Type	Configuration	Setup Time (ns)	Hold Time (ns)	Clock to Data out (ns)
[†]	[†]	[†]	[†]	[†]	[†]
[†]	[†]	[†]	[†]	[†]	[†]

2.6.	Pin names will use Virage Logic standard pin naming conventions.

2.7.	Bus names should be configured to use vector names (a[1]).

2.8.
The process will support 6 layers of metal. Wintegra will route freely over the instances on layer 5 and 6 for the single port instance, and in a vertical direction for layer 5 and freely for layer 6 for the dual port instance.

2.9.	No special process corners will be required. Table 2.2 shows the process corners that Virage Logic supports for the standard TSMC .18 process.

Table 2.2: Standard TSMC .18 Process Corners

Name	VDD (v)	TJ (C)	Process
SS	[†]	[†]	Slow
TT	[†]	[†]	Typical
FF	[†]	[†]	Fast

2.10.	Power ring widths will be configured automatically based on a 200 MHz worst case frequency.

2.11.	Power ring configuration will be based on the default values for the Virage Logic standard compiler.

Proposal for Customer
All Information is proprietary to Virage Logic, Inc.
Information contained within is also proprietary to Customer

[†]	Information redacted pursuant to a confidential treatment request by Wintegra, Inc. under 17 CFR §§ 200.80(b)(4) and 230.406 and submitted separately with the Securities and Exchange Commission.

Statement of Work	Company Confidential

2.12.	Power ring layers are described in Table 2.2.

Table 2.2: Standard TSMC .18 Process Corners

Ring Name	Interior or External	Top/Bottom Layer	Left/Right Layer
VDD	External	2	1
VSS	Internal	1	2

2.13.	All standard Virage Logic views will be provided including:
•	[†]

3.	Customer Deliverables

3.1.	No customer deliverables have been identified.

4.	Virage Deliverables

4.1.	Virage will deliver a tar file containing all views of the instances as specified in this SOW.

4.2.	Instances will be delivered via electronic media through Virage FTP site to Wintegra's technical contact.

Proposal for Customer
All Information is proprietary to Virage Logic, Inc.
Information contained within is also proprietary to Customer

[†]	Information redacted pursuant to a confidential treatment request by Wintegra, Inc. under 17 CFR §§ 200.80(b)(4) and 230.406 and submitted separately with the Securities and Exchange Commission.

Statement of Work	Company Confidential

5.	Test Chip

5.1.	If desired, Wintegra will be responsible for all aspects of a test chip.

6.	Foundry Maintenance

6.1.	Foundry Maintenance will be included for the first 12 months after delivery of the final milestone and may be renewed annually thereafter at Wintegra's option.

6.2.	Foundry Maintenance includes the following:

-	Re-Layout of the Physical design due to design rule changes, etc.
-	Maximum 1 time per 12-month period
•
Special exception pertaining only to this SOW and to be separately negotiated in any future SOW with Licensee. Foundry maintenance will include an additional re-layout of the Physical design due to design rule changes only in the first 12-month period for a total maximum of 2 times in the first 12-month period.

-	Re-Characterization of the database due to spice model or process changes.
-	Maximum 2 times per 12 month period
-	New EDA Models that we may offer
-	Updates to existing EDA Models that we offer
-	Virage Logic Telephone Support and Enhancements

6.3.	Examples of what Foundry Maintenance does NOT include:

-	Reoptimization due to substantial changes to design rules
-	Architectural changes in the process (adding local interconnect)
-	Physical changes which require a change in the architecture of the instance.
-	Additional PVT points or changes in the current PVT conditions.

Statement of Work	Company Confidential

7.	Warranty

Warranty terms are covered in the Master License Agreement.
Acceptance

7.1.	Customers must complete acceptance within 10 days of delivery or acceptance is automatic.

7.2.	The acceptance time period will start for each milestone as follows:

Milestone 1: Signing of the SOW and receipt of PO

Milestone 2: Delivery and acceptance by Wintegra of front-end views and models

Milestone 3: Delivery and acceptance by Wintegra of back-end views and models

8.	Terms and Conditions

All quotes should specify standard payment terms and conditions. Any non-standard terms and conditions must be on the quote, purchase order, program schedules and SOW.

Standard Terms and conditions are:

-	All Prices are in U.S. Dollars.
-	Payment terms are net 30.
-	All prices are FOB Fremont, CA and do not reflect any applicable duties or taxes.
-	Delivery will be via FTP. Transmission of FTP pickup information by email constitutes shipment of goods to customer's dock and subsequent receipt.
-	Virage Logic's Master License Agreement (MLA) must be signed covering all licensed compilers.
-	Quotation valid until end-of-business, 30 days from date of quote.
-	Unless other wise stated, all products will be delivered with functionality that conforms to the relevant Virage Logic Product data-sheet.
-	Warranty period is 90 days from delivery.
-	A statement of work (SOW) will be generated within 7 working days of receipt of order.
-	Cancellation of project will result in payment of the next milestone.
-	Remaining payments to be as listed in schedule.

Proposal for Customer
All Information is proprietary to Virage Logic, Inc.
Information contained within is also proprietary to Customer

Statement of Work	Company Confidential

9.	Schedule

9.1.	Qualifying conditions: Final Schedule will be determined at delivery of Final SOW. All other schedules are preliminary and subject to change depending on resource availability.

9.2.	Below are the scheduled deliverables. See Acceptance Section of this SOW for a definition of the Milestones.

Deliverable	Date
Milestone 1	ARO + 0
Milestone 2	ARO + 6 weeks
Milestone 3	ARO + 10 weeks

9.3.	Refer to the Program Schedule for payment terms.

10.	Customer Change Orders

10.1.
Either party may request changes to any part of a previously agreed upon design effort during the course of this SOW. Upon receipt of written request, the receiving party shall promptly inform the other requesting part the acceptability, effect and impact, if any, of the requested changes which shall include but is not limited to, any change in price or scheduled completion dates. It is understood that all work will continue as previously agreed and without regard to the requested change until both parties have agreed in writing and have amended the terms of this SOW accordingly. The parties may mutually agree to stop all work upon request.

10.2.
In the event customer needs to update the specification of this SOW, customer and Virage Logic shall work together to plan for the change in specification. Customer shall have the option to approve any increase in cost prior to being incurred, if Virage Logic expects reimbursement.

10.3.	Addition/deletion to the SOW requires formal notification of both parties with costs and schedule impact documented if applicable.

10.4.	Any changes to the original SOW requires a minimum of 2 weeks-advanced written notice before the change can be initiated.

10.5.	Any changes to the SOW will require re-confirmation of the Virage Logic deliverables schedule as well as the contents of the deliverables.

10.6.
Change Orders - Change orders are modifications required by Customer as a result of modifications to the original specification. Written change orders will be acknowledged within one working day upon receipt in writing or by e-mail. Virage Logic will submit an estimate for the cost to complete the change and any schedule changes order within 5 working days.

Proposal for Customer
All Information is proprietary to Virage Logic, Inc.
Information contained within is also proprietary to Customer

Statement of Work	Company Confidential

11.	Reference Documents

11.1.	Master License Agreement

11.2.	Program Schedule #DCW1011-2

11.3.	Virage Quotation #DCW1011-02

11.4.	Wintegra Purchase Order

12.	Attachments

12.1.	Attachment A - WIN-DP-113000: 0.18um [†] Instance Specification

12.2.	Attachment B - WIN-SP-113000: 0.18um [†] Instance Specification

12.3.	Attachment C - Customer Questionnaire

12.4.	Attachment D - Layer translation table

13.	Key Contacts

13.1.	Customer Project Interface:

Nahum Rozen
Design Manger
Phone Number: 972-9-743-9998
Fax Number: 972-0-743-9992
Email: nahum@wintegra.com

13.2.	Virage Project Interface:

Craig Williams
Virage Logic Lead FAE
Austin, Texas
512-413-7704
Email: craigw@viragelogic.com

Proposal for Customer
All Information is proprietary to Virage Logic, Inc.
Information contained within is also proprietary to Customer

[†]	Information redacted pursuant to a confidential treatment request by Wintegra, Inc. under 17 CFR §§ 200.80(b)(4) and 230.406 and submitted separately with the Securities and Exchange Commission.

Statement of Work	Company Confidential

The above statement of work and its attachments are understood and approved.

/s/
Customer Signature	Virage Signature
Kobi Ben-Zvi Name	Name

CEO Title	Title

12/20/2000 Date	Date

Proposal for Customer
All Information is proprietary to Virage Logic, Inc.
Information contained within is also proprietary to Customer

Statement of Work	Company Confidential

Attachment A: WIN-DP-113000: 0.18um [†]
Instance Specification

This Attachment A is redacted in its entirety pursuant to a confidential treatment request by Wintegra, Inc. under 17 CFR §§ 200.80(b)(4) and 230.406 and submitted separately with the Securities and Exchange Commission.

Proposal for Customer
All Information is proprietary to Virage Logic, Inc.
Information contained within is also proprietary to Customer

Statement of Work	Company Confidential

Attachment B: WIN-SP-113000: 0.18um [†]
Instance Specification

This Attachment B is redacted in its entirety pursuant to a confidential treatment request by Wintegra, Inc. under 17 CFR §§ 200.80(b)(4) and 230.406 and submitted separately with the Securities and Exchange Commission.

Proposal for Customer
All Information is proprietary to Virage Logic, Inc.
Information contained within is also proprietary to Customer

Statement of Work	Company Confidential

Attachment C: Customer Questionnaire

This Attachment C is redacted in its entirety pursuant to a confidential treatment request by Wintegra, Inc. under 17 CFR §§ 200.80(b)(4) and 230.406 and submitted separately with the Securities and Exchange Commission.

Proposal for Customer
All Information is proprietary to Virage Logic, Inc.
Information contained within is also proprietary to Customer

Statement of Work	Company Confidential

Attachment D: LAYER TRANSLATION TABLE

This Attachment D is redacted in its entirety pursuant to a confidential treatment request by Wintegra, Inc. under 17 CFR §§ 200.80(b)(4) and 230.406 and submitted separately with the Securities and Exchange Commission.

Proposal for Customer
All Information is proprietary to Virage Logic, Inc.
Information contained within is also proprietary to Customer

Statement of Work	Company Confidential

Virage Logic Corporation 46501 Landing Parkway Fremont, CA 94538 USA Voice: 510-360-8000 Fax: 510-360-8099	Invoice Invoice Number: 1325 Invoice Date: Dec 28, 2000 Page: 1

Sold To: Wintegra Inc. 7000 N. MoPac Expway Suite 200 Attn: Trey Oprendek Austin, TX 78731	Ship to: Wintegra Inc. 7000 N. MoPac Expressway Suite 200 Austin, TX 78731

90 45
Customer ID	Customer PO	Payment Terms
WINTEGRA	1/0015	Net 30 days
Sales Rep ID	Shipping Method	Ship Date	Due Date
Elect. Transfer	12/22/00	1/27/01
Quantity	Item	Description	Unit Price	Extension
1.00	Billing for Delivery of Front-end views and GDS for Single Project Configurations	[†]	[†]

	Subtotal	[†]
Sales Tax
	Total Invoice Amount	[†]
Check No:	Payment Received	0.00
	TOTAL	[†]

[†] Information redacted pursuant to a confidential treatment request by Wintegra, Inc. under 17 CFR §§ 200.80(b)(4) and 230.406 and submitted separately with the Securities and Exchange Commission

Proposal for Customer
All Information is proprietary to Virage Logic, Inc.
Information contained within is also proprietary to Customer